UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2012

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation)




(Commission File Number)

(IRS Employer Identification No.)


000-28311

76-0270334
(Address of Principal Executive
Offices)

(Zip Code)

1201 Peachtree Street
400 Colony Square, Suite 200
Atlanta, Georgia 30361

(Address of principal executive offices)
 (404) 551-5274

(Registrant?s Telephone Number, Including Area Code)

2180 Satellite Blvd, Suite 400
Duluth, GA 30096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

_Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

_Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

_Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Item 5.02 Departure of Directors or Principal Officers; Election of
Directors;
Appointment of Principal Officers; Compensatory Agreements of Certain Officers and Key Advisors.

On January 24, 2012, Mr. Stephen Carlson submitted his resignation as CEO and as a director of Sibling Entertainment Group Holdings, Inc. (the ?Company?), effective as of the date thereof. The resignation was expected upon completion of the search for a new CEO, as Mr. Carlson is a full time educator at a leading university, specializing in education for teaching professionals. He is and remains a shareholder in the Company, and will be available to the Company on a consulting basis. Mr. Carlson?s resignation is not the result of any disagreement with the Board on any matter related to the Company?s operations, policies, or practices.

Mr. Rob Copenhaver, age 53, joined the Board of Directors in December 2011, and will serve as the CEO for the Company. His compensation plan has not been finalized, but the Company expects total compensation in the $200,000 to $250,000 range, depending on the equity participation and performance bonus component. He is a shareholder in the Company at this time and owns 1,000,000 shares of common stock, as a result of a grant made to him at the time he joined the Board in 2011. These shares are restricted under Rule 144, as well as the restrictions placed on all officers, directors, and affiliates.

Mr. Copenhaver is a seasoned business executive with three decades of experience primarily leading sales, marketing, and operational teams for Internet based technology vendors. His career includes senior positions with start-ups as well as Fortune 500 organizations. He was most recently Vice President & Division Head, for EBIX, Inc., a publically traded company that provides technology solutions to the financial services industry. In his role at EBIX was responsible for all sales, marketing, product strategy, application development, system implementation, and customer support for three
(3) divisions of EBIX. In addition to being responsible for all P&L in those divisions, he was active in the evaluation of acquisitions. He also brings experience in the area of Learning Management System (LMS) technologies. He received his Bachelors degree from Creighton University in Omaha, Nebraska in finance and accounting, as well as a Masters of Business Administration from Creighton. He resides in Atlanta, Georgia.

Item 8.01 Other Events.
The Company will unveil a new corporate website, www.siblingroupholdings.com, which will take the place of its current website, www.newco4education.com, as of 2/1/2012. An updated business strategy, trademarks and product offerings will be detailed there, as well as investor related information.
The Company recently relocated the corporate offices to 1201 Peachtree
Street;
400 Colony Square, Suite 200; Atlanta, Georgia 30361.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Sibling Entertainment Group Holdings,
Inc.





Date: 1/30/2012
By:
/s/ Oswald A. Gayle



Name:  Oswald A. Gayle



Title: Chief Financial Officer and Secretary